Exhibit (a)(1)(iv)

NOTICE OF GUARANTEED DELIVERY

Offer by The First American Corporation

to Exchange

0.58 of a Common Share

of

The First American Corporation

for

Each Outstanding Share of Class A Common Stock

of

FIRST ADVANTAGE CORPORATION

Pursuant to the Offer to Exchange dated October 9, 2009

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON TUESDAY, NOVEMBER 10, 2009, UNLESS EXTENDED (AS MAY BE EXTENDED FROM TIME TO TIME, THE “EXPIRATION TIME”). SHARES OF FIRST ADVANTAGE CLASS A COMMON STOCK TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

The Exchange Agent for the Offer is:

Wells Fargo Bank, N.A.

By Mail to: Wells Fargo Shareowner Services Voluntary Corporate Actions Department P O Box 64854 St. Paul, MN 55164-0854	By Overnight Courier or Hand-Delivery to: Wells Fargo Shareowner Services Corporate Actions Department 161 North Concord Exchange South St. Paul, MN 55075

By Facsimile Transmission:

(For Eligible Institutions Only)

(866) 734-9952

To Confirm Facsimile Transmissions:

(800) 380-1372

(For Confirmation Only)

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR FACSIMILE TRANSMISSION TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of Class A common stock (the “Class A Shares”) of First Advantage Corporation (“First Advantage”) are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Wells Fargo Bank, N.A., the exchange agent for the Offer (the “Exchange Agent”), prior to the Expiration Time, or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Exchange Agent. See the section of the Offer to Exchange, dated October 9, 2009 (the “Prospectus”), entitled “The Offer—Procedure for Tendering Shares.”

This form is not to be used to guarantee signatures. If a signature on a letter of transmittal is required to be guaranteed by an “eligible institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the letter of transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to The First American Corporation, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal (which, together, as each may be amended, supplemented, or otherwise modified from time to time, constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Class A Shares specified below pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus entitled “The Offer—Guaranteed Delivery.”

Number of Shares:

Certificate Nos. (If Available):

☐	Check this box if Class A Shares will be delivered by book-entry transfer (and complete name of tendering institution and account information below):

Name of Tendering Institution:

Account No.

PLEASE SIGN AND COMPLETE

(Signature(s) of Record Holder(s))*

(Title)**

(Name(s) of Record Holders)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

Dated:                    , 2009

*	Must be signed by registered holder(s) exactly as name(s) appear(s) on the Share Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith.

**	If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please provide the necessary information above.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agent’s Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP), the New York Stock Exchange Medallion Signature Program (MSP) or any other “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent either Share Certificates representing the Class A Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Class A Shares into the Exchange Agent’s account at The Depository Trust Company, in each case with delivery of a properly completed and duly executed letter of transmittal (or manually signed facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Class A Shares in the Exchange Agent’s account at The Depository Trust Company, together with an agent’s message (as defined in the Prospectus), in each case together with any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The eligible institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the letter of transmittal and Share Certificates to the Exchange Agent or confirmation of book-entry transfer of such Class A Shares, in each case with of a letter of transmittal or agent’s message within the time period shown herein. Failure to do so could result in a financial loss to such eligible institution.

(Name of Firm)

(Address)

(Zip Code)

(Daytime Area Code And Telephone No.)

(Authorized Signature)

(Name)

(Title)

Dated:                    , 2009

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.

SHARE CERTIFICATES SHOULD BE SENT WITH A LETTER OF TRANSMITTAL.